Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, please contact:

Investor Relations:	Sonus Media Relations:
Jocelyn Philbrook	Sarah McAuley
978-614-8672	978-614-8745
jphilbrook@sonusnet.com	smcauley@sonusnet.com

RICHARD J. GAYNOR JOINS SONUS NETWORKS EXECUTIVE TEAM AS CHIEF
FINANCIAL OFFICER

WESTFORD, Mass., September 6, 2007 – Sonus Networks, Inc. (Nasdaq: SONS), a leading supplier of service provider IP-voice infrastructure solutions, today announced the appointment of Richard J. Gaynor as Chief Financial Officer. Gaynor is replacing Ellen Richstone, who is retiring from Sonus Networks after serving as its Chief Financial Officer. Richstone will continue in her role through a transition period. Mr. Gaynor will start October 1, 2007.

“Rick brings extensive financial and operational experience, as well as a deep knowledge of the telecommunications industry, to the role of CFO,” said Hassan Ahmed, chairman, president and CEO, Sonus Networks.  “He is a proven leader who is well-respected across the industry.  I am confident that as CFO his deep understanding of the business and the finance organization will support the Company’s growth and underscore our ongoing commitment to financial performance, discipline and integrity.  The entire management team and I look forward to partnering with Rick as we continue to execute on achieving Sonus’ long-term operating model.”

As Sonus’ CFO, Mr. Gaynor will oversee Sonus’ worldwide finance team while managing the financial strategy of one the fastest growing companies in the high-technology industry.  He will lead the implementation of several finance initiatives including strengthening the company’s information systems to streamline revenue conversion and quarterly accounting close processes, while providing real-time access to critical financial metrics.  Mr. Gaynor will drive the integration of the finance function with the company’s operations including sales and other operational functions, and will be responsible for financial planning and analysis, oversight of operational controllers, and the financial analysis of mergers and acquisitions.

Mr. Gaynor brings to Sonus nearly 20 years of financial management experience in public companies. During his tenure at Sycamore, he served as CFO focusing the operations team on expanding the company’s market opportunities and improving its financial performance.  Prior to his role at Sycamore, he served as the Vice President and Corporate Controller of Manufacturers Services, Ltd. He has also served as CFO of Evans and Sutherland Computer Corporation, and held various senior financial management positions with Cabletron Systems.

“Sonus Networks is in an enviable position in the market with a reputation for continual innovation delivering disruptive technology to the market and to a distinctive customer base.  I look forward to building upon Sonus’ solid foundation and developing a financial strategy that will accelerate the Company’s financial success,” said Gaynor.  “Hassan and I both share a passion for building the best organizations in the industry, which is centered around maximizing long-term shareholder value through sustained profitability, disciplined financial structures, strong inter-working between sales and finance, and maintaining Sonus’ culture of financial transparency.”

Mr. Gaynor is a graduate of the National University of Ireland and holds an MBA from Trinity College in Dublin, Ireland.

“I’m excited to welcome Rick to the team, and I want to thank Ellen for her many contributions to Sonus over the past two and a half years,” continued Ahmed. “Sonus has grown significantly during the last two years, and I’m confident in Rick’s ability to extend that momentum and lead Sonus’ financial organization through our next phase of growth.”

About Sonus Networks

Sonus Networks, Inc. is a leading provider of IP-voice infrastructure solutions for wireline and wireless service providers. With its comprehensive IP Multimedia Subsystem (IMS) solution, Sonus addresses the full range of carrier applications, including residential and business voice services, wireless voice and multimedia, trunking and tandem switching, carrier interconnection and enhanced services. Sonus’ voice infrastructure solutions are deployed in service provider networks worldwide. Founded in 1997, Sonus is headquartered in Westford, Massachusetts. Additional information on Sonus is available at http://www.sonusnet.com.

This release contains forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to Item 1A “Risk Factors” of Sonus’ Quarterly Report on Form 10-Q for the second quarter of 2007, filed with the SEC, which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements. Risk factors include among others: the impact of material weaknesses in our disclosure controls and procedures and our internal control over financial reporting on our ability to report our financial results timely and accurately; the unpredictability of our quarterly financial results; whether the Company will remain listed on the NASDAQ Global Select Market; regulatory actions or litigation arising out of the Company’s voluntary stock option review and related restatement; risks associated with our international expansion and growth; consolidation in the telecommunications industry; and potential costs resulting from pending securities litigation against the company. Any forward-looking statements represent Sonus’ views only as of today and should not be relied upon as representing Sonus’ views as of any subsequent date. While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so.

Sonus is a registered trademark of Sonus Networks. All other company and product names may be trademarks of the respective companies with which they are associated.